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                                                                   EXHIBIT 10.15

                       EXHIBIT C TO EMPLOYMENT AGREEMENT

                              SEVERANCE AGREEMENT

     This AGREEMENT is entered into between StorageNetworks, Inc. (the "Company") and John Clavin ("Executive") effective as of the 9th day of July, 1999.

     WHEREAS, the parties desire to memorialize their understanding regarding certain payments and benefits that may be paid to Executive in the event his employment with the Company is terminated under certain circumstances.

     In consideration of the Executive's employment with the Company, the parties agree as follows:

     1.   Term. The term of this Agreement (the "Term") shall be from the date
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hereof through the fourth anniversary of such date; provided, however, that if the Executive is terminated without Cause (as defined below) by the Company or if the Executive resigns for Good Reason (as defined below) during the Term, this Agreement will remain in effect until all obligations of the Company hereunder have been discharged.

     2.   Termination of Employment; Severance Benefits.
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     2.1. Terminability of Employment. Either the Company or Executive may at
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     any time terminate Executive's employment with the Company by written notice to the other party. However, if Executive's employment terminates during the Term of the Agreement for any of the reasons described in this
     Section 2, the parties will be required to discharge the applicable obligations described in this Section 2. If Executive's employment terminates at any time other than during the Term of the Agreement or for any other reason not described in this Section 2, Executive will have no rights under the Agreement, other than for any compensation earned and unpaid at the date of termination and compensation for accrued but unused vacation, and any entitlements under any benefit plans.

     2.2. Termination by the Company for Cause or by Executive Without Good
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     Reason. If the Company terminates Executive's employment for Cause (as
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     defined in this Section 2.2) or if Executive terminates his employment other than for Good Reason (as defined in this Section 2.2), the Company will have no further obligation or liability to Executive hereunder other than for any compensation earned and unpaid at the date of termination and compensation for accrued but unused vacation and any entitlements under any benefit plans, and the Term of the Agreement will end when those amounts are paid.

     "Cause" means (a) Executive's conviction in a court of law of any crime or offense, which conviction makes him unfit for continuing employment, prevents him from effective management of the Company, or materially adversely affects the reputation or business activities of the Company, (b) dishonesty or willful misconduct that adversely affects the

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     reputation or business activities of the Company, including specifically and without limitation misappropriation of funds or Company property, (c) any material violation of any noncompetition or nondisclosure agreement between the Company and the Executive, or (d) Executive's continuing failure or refusal to perform his duties as an employee of the Company or to carry out the in all material respects the lawful directives of the Company, after thirty (30) days written notice of such failure or refusal provided to Executive by Company.

     "Good Reason" means (a) relocation of Executive's principal place of work for the Company to a location more than 50 miles from its location immediately prior to such relocation and (b) failure of the Board of Directors to grant the incentive stock options contemplated by Exhibits A and D to the Employment Agreement.

     2.3. By the Company Without Cause or By Executive for Good Reason.
          ------------------------------------------------------------

     Entitlement to Severance Benefits. If, during the Term of the Agreement,
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     the Company terminates Executive's employment without Cause, or if
     Executive terminates his employment for Good Reason, the Company will, provide severance benefits to Executive as set forth below in this Section 2.3:

          (i) If such termination occurs prior to the first anniversary of the date hereof, (1) the Company will make severance payments to the Executive equal to twelve (12) months salary, at the Executive's then current base salary, such payments to be made in conformity with the Company's then prevailing compensation practices, (2) the Company will provide six (6) months of continued medical and dental coverage on the same terms and conditions in effect immediately prior to such termination, and (iii) ten percent (10%) of any unvested portion of the stock option granted to the Executive as of the date hereof shall accelerate and become immediately exercisable as of the date of termination; or

          (ii) If such termination occurs on or after the first anniversary of the date hereof but prior to the second anniversary of the date hereof, (1) the Company will make severance payments to the Executive equal to nine (9) months salary, at the Executive's then current base salary, such payments to be made in conformity with the Company's then prevailing compensation practices, (2) the Company will provide four and one-half (4.5) months of continued medical and dental coverage on the same terms and conditions in effect immediately prior to such termination, and (iii) seven and one-half percent (7.5%) of any unvested portion of the stock option granted to the Executive as of the date hereof shall accelerate and become immediately exercisable as of the date of termination; or

          (iii) If such termination occurs on or after the second anniversary of the date hereof but prior to the third anniversary of the date hereof,
          (1) the Company will make severance payments to the Executive equal to six (6) months salary, at the Executive's then current base salary, such payments to be made in conformity with

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          the Company's then prevailing compensation practices, (2) the Company will provide three (3) months of continued medical and dental coverage on the same terms and conditions in effect immediately prior to such termination, and (iii) five percent (5%) of any unvested portion of the stock option granted to the Executive as of the date hereof shall accelerate and become immediately exercisable as of the date of termination; or

          (iv) If such termination occurs on or after the third anniversary of the date hereof but prior to the fourth anniversary of the date hereof, (1) the Company will make severance payments to the Executive equal to three (3) months salary, at the Executive's then current base salary, such payments to be made in conformity with the Company's then prevailing compensation practices, (2) the Company will provide one and one-half (1.5) months of continued medical and dental coverage on the same terms and conditions in effect immediately prior to such termination, and (iii) two and one-half percent (2.5%) of any unvested portion of the stock option granted to the Executive as of the date hereof shall accelerate and become immediately exercisable as of the date of termination;

     provided, however, that if the Executive's employment is terminated without
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     Cause during the Term of this Agreement and Peter Bell is, within 90 days before or after the effective date of such termination, no longer the Chief Executive Officer of the Company, (i) the severance payments payable to the Executive shall, regardless of and not in addition to the foregoing, be equal to twelve (12) months salary, at the Executive's then current base salary, such payments to be made in conformity with the Company's then prevailing compensation practices, (ii) the Company will provide six (6) months of continued medical and dental coverage on the same terms and conditions in effect immediately prior to such termination, and (iii) the maximum stock option acceleration in 2.3(i)-(iv) above will also apply. The accelerated vesting of stock options contained in this Agreement are in addition to those contained in the Amendment to Stock Option Agreement, Exhibit D, Rider A.

     3.   Withholding. All payments required to be made by the Company to
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Executive under this Agreement will be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as may be required by law.

     4.   Arbitration. Any dispute or controversy between the parties involving
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the construction or application of any terms, covenants or conditions of this
Agreement, or any claim arising out of or relating to this Agreement that is not resolved within ten days by the parties will be settled by arbitration in Boston, Massachusetts, in accordance with the National Employment Dispute Resolution Rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any decision of the arbitrator(s) will be final and binding upon the parties. The parties agree and understand that they hereby waive their rights to a jury trial of any dispute or controversy relating to the matters specified above in this Section 4.

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     5.   Employment. Other than as set forth herein, Executive shall not be
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entitled to any other salary continuation, severance, right to notice or other termination benefits in the event of his cessation of employment with the Company.

     6.   Amendment or Modification; Waiver. This Agreement may not be amended
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unless agreed to in writing by Executive and the Company. No waiver by either party of any breach of this Agreement will be deemed a waiver of a subsequent breach.

     7.   Severability. In the event that any provision of this Agreement is
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determined to be invalid or unenforceable, the remaining provisions shall remain in full force and effect to the fullest extent permitted by law.

     8.   Controlling Law. This Agreement will be controlled and interpreted
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pursuant to Massachusetts law.

     9.   Notices. Any notices required or permitted to be sent under this
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Agreement are to be delivered by hand or mailed by registered or certified mail, return receipt requested, and addressed as follows:

     If to the Company:

                   StorageNetworks Inc.
                   100 Fifth Ave.
                   Waltham, MA 02451

     If to Executive:

                   John Clavin
                   1 Hanover Street
                   Newbury, MA. 01951

Either party may change its address for receiving notices by giving notice to the other party.

     In witness whereof, the parties hereto have executed this Agreement as of the date first set forth above.

                                        /s/ John Clavin
                                        ----------------------------------
                                        John Clavin

                                        STORAGENETWORKS, INC.

                                        By: /s/ Patrick M. Burke
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                                        Title: Dir of H.R.
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                    AMENDMENT NO. 1 TO SEVERANCE AGREEMENT

     This Amendment No. 1 to Severance Agreement is entered into between StorageNetworks, Inc. (the "Company") and John C. Clavin ("Executive") as of the 26/th/ day of August 1999.

     WHEREAS, the Company and the Executive are parties to a Severance Agreement dated as of July 19, 1999 (the "Agreement"); and

     WHEREAS, the Company and the Executive desire to amend the Agreement as provided herein.

     The Company and the Executive hereby agree as follows:

     1. The last sentence of the last paragraph of Section 2.3 of the Agreement is hereby deleted and replaced in its entirety with the following:
"The accelerated vesting of stock options contained in this Agreement are in addition to those contained in Section 2 of the Incentive Stock Option Agreement between the Company and the Executive dated as of August 4, 1999 (Exhibit D to the Employment Agreement)."

     2. Except as amended hereby, the Severance Agreement shall remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment No. 1 to Severance Agreement as of the date set forth above.

STORAGENETWORKS, INC.                   EXECUTIVE

By: /s/ Paul C. Flanagan                /s/ John C. Clavin
   -----------------------------        --------------------------
   Chief Financial Officer              John C. Clavin